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                                                                    EXHIBIT 23.3


             CONSENT OF ATAG ERNST & YOUNG AG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and Amended and Restated 1993 Flexible Stock Incentive Plan of our report dated May 7, 1997, with respect to the financial statements of Laser Enterprise, a Division of International Business Machines, New York included in its Amendment No. 3 to the Current Report on Form 8-K/A dated August 12, 1997, filed with the Securities and Exchange Commission.

Zurich Switzerland                         ATAG Ernst & Young AG
August 24, 1998

                            /s/ Robert G. Wightman        /s/ Yves Vontobel
                            ----------------------        ----------------------
                            Robert G. Wightman            Yves Vontobel
                            Chartered Accountant          Certified Accountant